Exhibit 99.1


FOR IMMEDIATE RELEASE                    Contact:  David M. Findlay
                                                   Executive Vice President-
                                                   Administration and
                                                   Chief Financial Officer
                                                   (574) 267-9197

                 32% INCREASE IN INCOME AT LAKELAND FINANCIAL
          Second Quarter Record Earnings and Cash Dividend Announced

     Warsaw, Indiana (July 15, 2005) - Lakeland Financial Corporation (Nasdaq/LKFN), parent company of Lake City Bank, today reported record quarterly net income of $4.4 million for the second quarter of 2005. Net income increased 32% over the $3.3 million reported for the second quarter in 2004. Diluted net income per common share for the quarter was $0.72 versus $0.55 for the comparable period of 2004. Net income for the six months ended June 30, 2005 was a record $8.5 million, an increase of 24%, versus $6.8 million for the six months ended June 30, 2004. Diluted net income per common share was $1.38 for the six months ended June 30, 2005, versus $1.13 for the six months ended June 30, 2004.

     Michael L. Kubacki, Chairman, President and Chief Executive Officer, commented, "Lake City Bank's performance in the first half of the year generated the most profitable quarter in our long history. Outstanding loan growth, an improving net interest margin and continued sound expense management all combined to produce these gratifying results."

     Kubacki continued, "Since the end of 2004, total loans have grown by more than 9%, further establishing our reputation as the bank for business in Northern Indiana. In addition, with $72 million of loan growth during the second quarter, we experienced the single largest quarterly loan growth in our Company's history. Our system-wide commercial lending expertise has contributed to excellent growth across all markets."

     Kubacki added, "With ongoing penetration in all business lines, Lake City Bank is well positioned to continue to expand in every region we serve. We are making particularly strong progress in the important Fort Wayne market, where we believe we have positioned ourselves as an aggressive, yet thoughtful lender that is firmly committed to the Fort Wayne community."

     The Company also announced that the Board of Directors approved a cash dividend for the second quarter of $0.23 per share, payable on July 25, 2005 to shareholders of record on July 10, 2005. The quarterly dividend represents a 10% increase over the quarterly dividend of $0.21 paid in 2004.

     Average total loans for the second quarter of 2005 were $1.061 billion versus $1.010 billion during the first quarter of 2005, a linked-quarter increase of 5%. Total loans as of June 30, 2005 were $1.094 billion, an increase of $71.9 million, versus $1.022 billion as of March 31, 2005. Total loans as of June 30, 2004 were $930 million.

     Lakeland Financial's allowance for loan losses as of June 30, 2005 was $11.7 million, compared to $11.1 million as of March 31, 2005 and $10.6 million as of June 30, 2004. Non-performing assets totaled $9.2 million as of June 30, 2005 versus $9.8 million as of March 31, 2005 and $4.7 million on June 30, 2004. The ratio of non-performing assets to loans was 0.84% on June 30, 2005 compared to 0.96% at March 31, 2005 and 0.51% at June 30, 2004. Net
charge offs totaled $54,000 in the second quarter of 2005 versus $96,000 during the first quarter of 2005 and $80,000 in the second quarter of 2004.

     For the three months ended June 30, 2005, Lakeland Financial's average equity to average assets ratio was 7.27% compared to 7.32% for the first quarter of 2005 and 7.10% for the second quarter of 2004. Average stockholders' equity for the quarter ended June 30, 2005 was $106.6 million versus $103.6 million for the first quarter of 2005 and $93.8 million for the second quarter of 2004. Average total deposits were $1.130 billion for the second quarter of 2005 versus $1.110 billion for the first quarter of 2005 and $1.017 billion for the second quarter of 2004.

     Lakeland Financial Corporation is a $1.5 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.

     Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company's common stock is traded on the Nasdaq Stock Market under "LKFN". Market makers in Lakeland Financial Corporation common shares include Citigroup Global Market Holdings, Inc., FTN Financial Securities Corp., Hill, Thompson, Magid & Co., Howe Barnes Investments, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Markets, L.P., Lehman Brothers Inc., Morgan Stanley & Co., Inc., Schwab Capital Markets, Stifel Nicolaus & Company, Inc., Goldman Sachs & Co., UBS Securities, LLC, and Susquehanna Capital Group.

     This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

     A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the United States to any such attacks and threats; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers;
(vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees;
(viii) changes in consumer spending;  (ix) unexpected results of acquisitions;
(x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


                                                     LAKELAND FINANCIAL CORPORATION
                                                SECOND QUARTER 2005 FINANCIAL HIGHLIGHTS
                                   (Unaudited - Dollars in thousands except Share and Per Share Data)


                                                                       Three Months Ended                  Six Months Ended
                                                            ---------------------------------------   -------------------------
                                                              Jun. 30,     Mar. 31,       Jun. 30,      Jun. 30,      Jun. 30,
                                                                2005         2005           2004          2005          2004
                                                            -----------   -----------   -----------   -----------   -----------
END OF PERIOD BALANCES
  Assets                                                    $ 1,538,615   $ 1,426,032   $ 1,338,100   $ 1,538,615   $ 1,338,100
  Deposits                                                    1,125,872     1,132,546     1,022,335     1,125,872     1,022,335
  Loans                                                       1,094,048     1,022,184       929,565     1,094,048       929,565
  Allowance for Loan Losses                                      11,724        11,115        10,643        11,724        10,643
  Common Stockholders' Equity                                   108,456       103,271        92,930       108,456        92,930

AVERAGE BALANCES
Assets
  Total Assets                                              $ 1,466,900   $ 1,416,307   $ 1,323,015   $ 1,441,743   $ 1,302,961
  Earning Assets                                              1,354,199     1,305,117     1,212,945     1,329,794     1,194,936
  Investments                                                   286,638       285,971       280,159       286,307       281,106
  Loans                                                       1,061,289     1,009,607       924,817     1,035,591       904,254
Liabilities and Stockholders' Equity
  Total Deposits                                              1,129,776     1,109,551     1,016,951     1,119,719       992,837
  Interest Bearing Deposits                                     906,288       893,265       808,726       899,812       795,274
  Interest Bearing Liabilities                                1,127,307     1,086,741     1,013,015     1,107,136     1,004,122
  Common Stockholders' Equity                                   106,600       103,625        93,808       105,121        93,126

INCOME STATEMENT DATA
  Net Interest Income                                       $    12,504   $    11,851   $    10,379   $    24,355   $    20,714
  Net Interest Income-Fully Tax Equivalent                       12,804        12,154        10,390        24,955        21,372
  Provision for Loan Losses                                         662           458           246         1,120           498
  Noninterest Income                                              4,218         4,119         4,045         8,337         8,078
  Noninterest Expense                                             9,298         9,363         9,195        18,661        18,103
  Net Income                                                      4,404         4,055         3,344         8,459         6,846

PER SHARE DATA
  Basic Net Income Per Common Share                         $      0.74   $      0.68   $      0.57   $      1.42   $      1.17
  Diluted Net Income Per Common Share                              0.72          0.66          0.55          1.38          1.13
  Cash Dividends Per Common Share                                  0.23          0.23          0.21          0.46          0.42
  Book Value Per Common Share (equity per share issued)           18.17         17.35         15.82         18.17         15.82
  Market Value - High                                             40.75         41.38         34.49         41.38         38.05
  Market Value - Low                                              35.00         37.11         28.31         35.00         28.31
  Basic Weighted Average Common Shares Outstanding            5,953,831     5,936,370     5,859,474     5,945,149     5,851,210
  Diluted Weighted Average Common Shares Outstanding          6,129,603     6,132,482     6,048,256     6,130,937     6,050,297

KEY RATIOS
  Return on Average Assets                                         1.20 %        1.16 %        1.02 %        1.18 %        1.06 %
  Return on Average Common Stockholders' Equity                   16.57         15.87         14.34         16.23         14.78
  Efficiency  (Noninterest Expense / Net Interest Income
      plus Noninterest Income)                                    55.60         58.63         65.19         57.08         62.88
  Average Equity to Average Assets                                 7.27          7.32          7.10          7.29          7.16
  Net Interest Margin                                              3.78          3.77          3.45          3.78          3.60
  Net Charge Offs to Average Loans                                 0.02          0.04          0.04          0.03          0.02
  Loan Loss Reserve to Loans                                       1.07          1.09          1.14          1.07          1.14
  Nonperforming Assets to Loans                                    0.84          0.96          0.51          0.84          0.51
  Tier 1 Leverage                                                  9.19          9.17          9.14          9.19          9.14
  Tier 1 Risk-Based Capital                                       11.02         11.55         11.60         11.02         11.60
  Total Capital                                                   11.99         12.54         12.63         11.99         12.63

ASSET QUALITY
  Loans Past Due 90 Days or More                            $     2,542   $     2,809   $     2,855   $     2,542   $     2,855
  Non-accrual Loans                                               6,665         6,876         1,575         6,665         1,575
  Net Charge Offs                                                    54            96            80           150            89
  Other Real Estate Owned                                             0            91           277             0           277
  Other Nonperforming Assets                                         15             6            30            15            30
  Total Nonperforming Assets                                      9,221         9,782         4,737         9,221         4,737

                                          LAKELAND FINANCIAL CORPORATION
                                            CONSOLIDATED BALANCE SHEETS
                                     As of June 30, 2005 and December 31, 2004
                                                  (in thousands)
                                                                                      June 30,     December 31,
                                                                                        2005           2004
                                                                                    ------------   ------------
                                                                                     (Unaudited)
ASSETS
Cash and due from banks                                                             $     87,862   $     81,144
Short-term investments                                                                     5,079         22,714
                                                                                    ------------   ------------
     Total cash and cash equivalents                                                      92,941        103,858

Securities available-for-sale (carried at fair value)                                    289,557        286,582

Real estate mortgages held-for-sale                                                        4,269          2,991
Loans:
  Total loans                                                                          1,094,048      1,003,219
  Less: Allowance for loan losses                                                         11,724         10,754
                                                                                    ------------   ------------
     Net loans                                                                         1,082,324        992,465

Land, premises and equipment, net                                                         25,091         25,057
Bank owned life insurance                                                                 17,328         16,896
Accrued income receivable                                                                  6,403          5,765
Goodwill                                                                                   4,970          4,970
Other intangible assets                                                                    1,140          1,245
Other assets                                                                              14,592         13,293
                                                                                    ------------   ------------
     Total assets                                                                   $  1,538,615   $  1,453,122
                                                                                    ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits                                                        $    232,413   $    237,261
Interest bearing deposits                                                                893,459        878,138
                                                                                    ------------   ------------
     Total deposits                                                                    1,125,872      1,115,399

Short-term borrowings:
  Federal funds purchased                                                                 69,500         20,000
  Securities sold under agreements
    to repurchase                                                                         92,589         88,057
  U.S. Treasury demand notes                                                               2,077          2,593
  Other borrowings                                                                        89,900         75,000
                                                                                    ------------   ------------
     Total short-term borrowings                                                         254,066        185,650

Accrued expenses payable                                                                   7,311          7,445
Other liabilities                                                                          1,936          1,889
Long-term borrowings                                                                      10,046         10,046
Subordinated debentures                                                                   30,928         30,928
                                                                                    ------------   ------------
     Total liabilities                                                                 1,430,159      1,351,357

STOCKHOLDERS' EQUITY
Common stock: No par value, 90,000,000 shares authorized,
  5,968,204 shares issued and 5,931,568 outstanding as of
  March 31 2005, and 5,915,854 shares issued and 5,881,283
  outstanding at December 31, 2004                                                         1,453          1,453
Additional paid-in capital                                                                13,754         12,463
Retained earnings                                                                         95,586         89,864
Accumulated other comprehensive income/(loss)                                             (1,508)        (1,267)
Treasury stock, at cost                                                                     (829)          (748)
                                                                                    ------------   ------------
     Total stockholders' equity                                                          108,456        101,765
                                                                                    ------------   ------------
     Total liabilities and stockholders' equity                                     $  1,538,615   $  1,453,122
                                                                                    ============   ============


                                          LAKELAND FINANCIAL CORPORATION
                                         CONSOLIDATED STATEMENTS OF INCOME
                         For the Three Months and Six Months Ended June 30, 2005 and 2004
                                       (in thousands except for share data)
                                                    (Unaudited)
                                                        Three Months Ended               Six Months Ended
                                                              June 30,                       June 30,
                                                    ---------------------------     ---------------------------
                                                        2005           2004             2005           2004
                                                    ------------   ------------     ------------   ------------
NET INTEREST INCOME
----------------------------
Interest and fees on loans:
  Taxable                                           $     16,154   $     11,688     $     30,667   $     23,131
  Tax exempt                                                  40             71               85            139
Interest and dividends on securities:
  Taxable                                                  2,364          1,868            4,636          4,047
  Tax exempt                                                 587            588            1,174          1,172
Short-term investments                                        45             21              101             49
                                                    ------------   ------------     ------------   ------------
   Total interest and dividend income                     19,190         14,236           36,663         28,538

Interest on deposits                                       5,082          3,101            9,530          6,132
Interest on short-term borrowings                          1,063            352            1,743            698
Interest on long-term borrowings                             541            404            1,035            994
                                                    ------------   ------------     ------------   ------------
   Total interest expense                                  6,686          3,857           12,308          7,824
                                                    ------------   ------------     ------------   ------------
NET INTEREST INCOME                                       12,504         10,379           24,355         20,714
-------------------
Provision for loan losses                                    662            246            1,120            498
                                                    ------------   ------------     ------------   ------------
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                 11,842         10,133           23,235         20,216
-------------------------                           ------------   ------------     ------------   ------------

NONINTEREST INCOME
------------------
Trust and brokerage fees                                     791            780            1,519          1,519
Service charges on deposit accounts                        1,703          1,697            3,252          3,354
Loan, insurance and service fees                             478            470              893            957
Merchant card fee income                                     629            581            1,165          1,081
Other income                                                 410            544            1,057            874
Net gains on sale of real
estate mortgages held for sale                               207            (27)             451            293
                                                    ------------   ------------     ------------   ------------
   Total noninterest income                                4,218          4,045            8,337          8,078

NONINTEREST EXPENSE
-------------------
Salaries and employee benefits                             5,027          4,859           10,173          9,784
Net occupancy expense                                        675            590            1,331          1,168
Equipment costs                                              491            524            1,008            963
Data processing fees and supplies                            571            650            1,129          1,245
Credit card interchange                                      388            343              716            633
Other expense                                              2,146          2,229            4,304          4,310
                                                    ------------   ------------     ------------   ------------
   Total noninterest expense                               9,298          9,195           18,661         18,103

INCOME BEFORE INCOME TAX EXPENSE                           6,762          4,983           12,911         10,191
--------------------------------
Income tax expense                                         2,358          1,639            4,452          3,345
                                                    ------------   ------------     ------------   ------------
NET INCOME                                          $      4,404   $      3,344     $      8,459   $      6,846
----------                                          ============   ============     ============   ============
BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING       5,953,831      5,859,474        5,945,149      5,851,210
BASIC EARNINGS PER COMMON SHARE                     $       0.74   $       0.57     $       1.42   $       1.17
-------------------------------                     ============   ============     ============   ============
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING     6,129,603      6,048,256        6,130,937      6,050,297
DILUTED EARNINGS PER COMMON SHARE                   $       0.72   $       0.55     $       1.38   $       1.13
---------------------------------                   ============   ============     ============   ============